UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): July 11, 2007

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5

North Las Vegas, Nevada 89030

(Address of principal executive office and zip code)

(775) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS.

Archon Corporation (the “Company”) announces that as of July 9, 2007 its Principal Accounting Officer, Armando Toral, resigned his employment from the Company to pursue other interests and employment.

Effective July 11, 2007, all administrative and accounting duties will be conducted from the Company’s existing accounting facilities located at the Pioneer Hotel & Gambling Hall (“Pioneer”) in Laughlin, Nevada, where Mr. Grant Siler, the previous Controller at the Pioneer, has been promoted to the position of Principal Accounting Officer of the Company.

Mr. Siler has been employed by the Company since May 2001. Prior to his service to the Company, Mr. Siler was the Controller of the Flamingo Laughlin Hotel (now known as the Aquarius Casino Resort) also located in Laughlin, Nevada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ Paul W. Lowden
Name:	Paul W. Lowden
Title:	Chairman of the Board, President and CEO

Dated: July 16, 2007